UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

December 2, 2005

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3585 Monroe Street

Santa Clara, California 95051

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Extreme Networks, Inc. 2005 Equity Incentive Plan

At the 2005 Annual Meeting of Stockholders of Extreme Networks, Inc. (the “Company”) held on December 2, 2005, the Company’s stockholders approved the Extreme Networks, Inc. 2005 Equity Incentive Plan (the “2005 Plan”). The 2005 Plan was adopted by the Company’s Board of Directors on October 20, 2005, subject to approval of its stockholders, and became effective with such stockholder approval on December 2, 2005. The Plan replaces the Company’s 1996 Stock Option Plan (the “1996 Plan”), 2000 Stock Plan (the “2000 Plan”) and 2001 Stock Plan (the “2001 Plan”).

Under the 2005 Plan, the Company may grant stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, and other stock-based or cash-based awards to employees and consultants. The 2005 Plan also authorizes the grant of awards of stock options, stock appreciation rights, restricted stock and restricted stock units to non-employee members of the Company’s Board of Directors and deferred compensation awards to officers, directors and certain management or highly compensated employees. The 2005 Plan authorizes the issuance of up to 12,000,000 shares of the Company’s common stock, and up to 11,000,000 shares subject to awards that remain outstanding under the 1996 Plan, 2000 Plan and 2001 Plan as of December 2, 2005 and which subsequently terminate without having been exercised or which are forfeited to the Company will be added to the shares available under the 2005 Plan.

A more detailed description of the terms of the 2005 Plan can be found in the Company’s definitive proxy statement for the 2005 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on October 28, 2005 (the “Proxy Statement”) in the section entitled “Proposal Two—Approval of 2005 Equity Incentive Plan” and is incorporated by reference herein. The foregoing summary and the summary incorporated by reference from the Proxy Statement are qualified in their entirety by the full text of the 2005 Plan filed herewith as Exhibit 99.1 and incorporated by reference herein.

Amendment to Extreme Networks Employee Stock Purchase Plan

At the 2005 Annual Meeting of Stockholders of the Company held on December 2, 2005, the Company’s stockholders approved an amendment to the Company’s Employee Stock Purchase Plan (the “Purchase Plan”) to increase the maximum number of shares of common stock that may be issued under the Purchase Plan by 5,000,000 shares to a total of 12,000,000 shares. The Purchase Plan incorporating the amendment was adopted by the Company’s Board of Directors on October 20, 2005, subject to approval of its stockholders, and became effective with such stockholder approval on December 2, 2005.

The Purchase Plan permits eligible employees to purchase the Company’s common stock at a discount, but only through accumulated payroll deductions, during twelve month offering periods. Participants purchase shares on the last day of each three month period during the offering period. The price at which shares are purchased under the Purchase Plan is established by the Company’s Board of Directors, but may not be less than 85% of the lower of the fair market value of a share of common stock on (a) the first day of the offering period or (b) the purchase date.

A more detailed description of the terms of the Purchase Plan can be found in the Proxy Statement in the section entitled “Proposal Three—Approval of Amendment to the Employee Stock Purchase Plan” and is incorporated by reference herein. The foregoing summary and the summary incorporated by reference from the Proxy Statement are qualified in their entirety by the full text of the Purchase Plan filed herewith as Exhibit 99.2 and incorporated by reference herein.

Item 1.02 Termination of Material Definitive Agreement.

Effective December 2, 2005, the Company’s 1996 Stock Option Plan (the “1996 Plan”), 2000 Stock Plan (the “2000 Plan”) and 2001 Stock Plan (the “2001 Plan”) were terminated. The Board of Directors of the Company previously resolved that the 1996 Plan, 2000 Plan and 2001 Plan would terminate effective upon stockholder

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approval of the 2005 Equity Incentive Plan, which the stockholders approved at the Company’s Annual Meeting of Stockholders on December 2, 2005. Notwithstanding the foregoing, all options granted to employees, consultants and directors under the 1996 Plan, 2000 Plan and 2001 Plan will continue to be governed by the terms and conditions of the plan under which such options were granted.

As of December 2, 2005, a total of approximately 20,814,350 , 944,923, and 1,152,220 shares were subject to options outstanding under the 1996 Plan, 2000 Plan and 2001 Plan, respectively, and the total number of shares that remained available for grant as of that date under the 1996 Plan, 2000 Plan and 2001 Plan was 14,299,775, 2,997,504 and 1,998,578, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Extreme Networks, Inc. 2005 Equity Incentive Plan

99.2	Extreme Networks, Inc. Employee Stock Purchase Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2005

EXTREME NETWORKS, INC.

By:	/s/ William R. Slakey
William R. Slakey
Chief Financial Officer

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